UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 21, 2012

EDWARDS LIFESCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(949) 250-2500

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 21, 2012, the Audit and Public Policy Committee (the “Audit Committee”) of the Board of Directors of Edwards Lifesciences Corporation (“Edwards,” or the “Company”), in consultation with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, concluded that the Company’s previously issued financial statements for the first three quarters of 2011 should be restated due to certain technical errors in the balance sheets and cash flow statements for these interim periods.  These errors related to (1) the classification between cash and cash equivalents and short-term investments, and (2) the treatment of excess tax benefit from stock plans.  Consequently, the previously issued financial statements for each of the first three quarters of 2011 should no longer be relied upon.

The errors resulting in the restatements had no impact on the Company’s previously issued consolidated condensed statements of operations, including the Company’s sales, net income, and earnings per share. Other than the missclassification between cash and cash equivalents and short-term investments, there were no changes to any of the items included in the Company’s balance sheets as of the end of the affected quarters, including total current assets, total assets, total current liabilities, long-term debt or stockholders’ equity.

Specifically, the restatement includes the previously reported reclassification as short-term investments of certain items that were incorrectly shown as cash and cash equivalents in the balance sheets and cash flow statements contained in the Company’s quarterly reports for the periods ended March 31, June 30, and September 30, 2011.  These investments were bank time deposits, purchased during 2011, with original maturities over three months but less than one year.  These time deposits represented the investment of cash in highly liquid instruments designed to maximize the return to the Company on its excess cash.

The Company is also correcting errors related to the treatment of the excess tax benefit from stock plans in its statements of cash flows for the quarterly periods ended June 30 and September 30, 2011.  Amounts presented in the Consolidated Condensed Statements of Cash Flows for these periods as “excess tax benefits from stock plans” were not reduced to reflect the absence of cash flows from the generation of credit carryforwards and net operating losses in the United States in 2011 primarily due to significant tax deductions from stock option exercises.

The impact of the restatement to the Company’s previously filed financial statements for the first three quarters of 2011 to correct these errors is contained in Note 20 of Notes to Consolidated Financial Statements in its Annual Report on Form 10-K for the period ended December 31, 2011, as filed on February 27, 2012, under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2012

EDWARDS LIFESCIENCES CORPORATION

	By:	/s/ Thomas M. Abate
Thomas M. Abate
Corporate Vice President, Chief Financial Officer